Exhibit 99.2

IPOdesktop Releases Ironwood Gold Corp. Analyst Report, Includes CEO Interview

LOS ANGELES, Dec. 9, 2009 (GLOBE NEWSWIRE) -- IPOdesktop.com releases updated analyst report for Ironwood Gold Corp. (OTCBB:IROG) that includes an audio interview with Ironwood Gold's CEO Behzad Shayanfar.

Ironwood Gold Analyst Report http://www.gaskinsco.com/linkto-irog.shtml

Includes this audio interview link http://gaskinsco.com/irog.mp3

About Ironwood Gold Corp.

Ironwood Gold Corp. is a mineral exploration and development company building a portfolio of prospective properties containing known deposits of strategic precious metals in politically stable, mining-friendly North American districts with recognized production histories. For more information visit: www.ironwoodgold.com.

About http://IPOdesktop.com

IPOdesktop.com, the leading provider of independent IPO research for professional money managers and individual investors, also produces the IPO Hardball radio program. In the 'Analysts Corner' at IPOdesktop.com, research reports are available for both recent IPOs and emerging companies.

Disclaimer & Safe Harbor Statement

IPOdesktop (ID) SAFE HARBOR STATEMENT: Statements contained in this interview and research report, including those pertaining to estimates and related plans, potential mergers and acquisitions, estimates, growth, establishing new markets, expansion into new markets and related plans other than statements of historical fact, are forward-looking statements subject to a number of uncertainties that could cause actual results to differ materially from statements made. This report and interview is a paid advertisement. ID has been paid up to eighty five hundred dollars from Continental Communications International Limited. More safe harbor & disclaimer at http://gaskinsco.com/report-disclaimer-b.htm

CONTACT:
Great Northwest Investor Relations, Inc.
Investor Information:
1-888-356-4942
investors@ironwoodgold.com

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